UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2006 (August 30, 2006)

TETON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 565-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement.

On August 30, 2006, Teton Energy Corporation (“we,” “us,” or the “Company”) finalized an employment agreement with our Chief Executive Officer, Karl F. Arleth.  The employment agreement replaces the previous employment agreement that we had with Mr. Arleth that was dated as of May 1, 2003.  The effective date of Mr. Arleth’s new employment agreement is September 1, 2006.  Many of the provisions of Mr. Arleth’s new employment agreement are consistent with the provisions from his previous agreement, such as: Mr. Arleth is to be compensated at an initial base salary of $250,000 per year and he will be entitled to a bonus based on his performance against objectives established by our compensation committee each year.  In addition, Mr. Arleth is entitled to a severance benefit equal to 24 months of his base salary in the event he is terminated without cause.  The new provisions provided for in Mr. Arleth’s employment agreement include: an indemnification agreement with Mr. Arleth as part of his employment agreement and a provision that provides for us to purchase life insurance providing for no less than $3,000,000 in benefits, with any such paid benefit to be distributed equally between us and a beneficiary of Mr. Arleth’s choosing.

On August 30, 2006, our directors formally approved a form of indemnification agreement and we entered into indemnification agreements with each of our directors and one senior executive officer, Andrew N. Schultz.  Unlike the employment agreements for Mr. Arleth and Mr. Pennington, Mr. Schultz’ employment agreement did not contain a formal indemnification agreement.  No other officers or employees are covered by these agreements, although they may be covered under Delaware law or our bylaws as applicable.  Our directors may from time to time authorize us to enter into additional indemnification agreements with future directors, officers, and key employees of the Company.

In general, the indemnification agreements provide that we will, to the extent permitted by applicable law, indemnify each indemnitee against all expenses, judgments, fines, and penalties actually and reasonably incurred in connection with the defense or settlement of any criminal, civil or administrative action, or any threatened such action, brought against the indemnitee by reason of his or her relationship with the Company, or because the indemnitee is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The agreements provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by Delaware or other applicable law.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as exhibit 10.2 to this Current Report on Form 8-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement Between Teton Energy Corporation and Karl F. Arleth
10.2	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 1, 2006	TETON ENERGY CORPORATION

	By:	/s/ James J. Woodcock
James J. Woodcock, Chairman

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Employment Agreement Between Teton Energy Corporation and Karl F. Arleth
10.2	Form of Indemnification Agreement